SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 29, 2007
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)
In connection with the departure of Stephen L. Waechter, the Company's former Chief Financial Officer and Treasurer, the Company and Mr. Waechter entered into a separation and severance agreement on January 23, 2007. The agreement provides for severance payments equal to 12 months of base salary ($312,720 in the aggregate), to be paid in a lump sum on July 9, 2007; provides for incentive compensation payable in cash in the amount of $316,800 in lieu of all other incentive compensation, to be paid by February 28, 2007; provides for the Company to pay the cash value of residual unused vacation, plus amounts of previously deferred bonus (with interest) that Mr. Waechter had directed toward the purchase of restricted stock units under the Company's Management Stock Purchase Plan; and provides for the Company to contribute $14,200 to the Company's Executive Retirement Plan for Mr. Waechter's benefit. Mr. Waechter is also entitled for 60 days after January 9, 2007 to exercise such vested stock options as he held as of that date.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:
/s/ Arnold D. Morse
Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary